Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Senesco Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement of Senesco Technologies, Inc. on Form S-3 (333-113686) of our report dated August 17, 2004 on the consolidated financial statements of Senesco Technologies, Inc. and Subsidiary as of June 30, 2004 and for each of the two fiscal years for the period then ended, appearing in this Annual Report on Form 10-KSB for the year ended June 30, 2004.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

September 28, 2004